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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                            PRIDE INTERNATIONAL, INC.

                                    ARTICLE I

                                     OFFICES

         1.1 Registered Office. The registered office of Pride International, Inc. (the "Corporation") required by the General Corporation Law of the State of Delaware or any successor statute (the "DGCL"), to be maintained in the State of Delaware, shall be the registered office named in the Certificate of Incorporation of the Corporation, as it may be amended or restated in accordance with the DGCL from time to time (the "Certificate of Incorporation"), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the "Board of Directors") in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware, such registered office need not be identical to such principal office of the Corporation.

         1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may determine from time to time or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1 Place of Meetings. Meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the officer calling the meeting.

         2.2 Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen months subsequent to the last annual meeting of stockholders. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in
Section 2.8 hereof. Failure to hold the annual meeting at the designated time or otherwise shall not work a dissolution of the Corporation.

         2.3 Special Meetings. Unless otherwise provided by the provisions of the DGCL, or by or pursuant to the Certificate of Incorporation, special meetings of the stockholders may be called at any time only by the Chairman of the Board of Directors, by the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the Whole Board, and no such special meeting may be called by any other person or persons (the term "Whole Board" shall mean the total number of authorized Directors,


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whether or not there exist any vacancies in previously authorized directorships). Upon written request of any person or persons authorized to call special meetings who have duly called such a special meeting, it shall be the duty of the Secretary to give due notice thereof to the stockholders. If the Secretary shall neglect or refuse to give notice of the meeting, the person or persons calling the meeting may do so. Every special meeting of the stockholders of the Corporation shall be held on such date and at such place within or without the State of Delaware as the person or persons calling the meeting may designate.

         2.4 Notice of Meeting. Written notice of all meetings stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Chief Executive Officer or Secretary of the Corporation, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail addressed to such stockholder at such stockholder's address as it appears on the stock transfer records of the Corporation, with postage thereon prepaid. Notice of any meeting of stockholders of the Corporation need not be given to any stockholder of the Corporation if waived by him in writing in accordance with Section 7.3 hereof. In addition, attendance at a meeting of the stockholders of the Corporation shall constitute a waiver of notice of such meeting, except when a stockholder of the Corporation attends a meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         2.5 Registered Holders of Shares; Closing of Share Transfer Records; Record Date.

         (a) Registered Holders as Owners. Unless otherwise provided under Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 2.5) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

         (b) Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a dividend by the Corporation, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in the case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.


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

         If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived in accordance with Section 7.3 of these Bylaws, at the close of business on the day next preceding the day on which the meeting is held.

         2.6 Quorum of Stockholders.

         (a) Quorum Generally. Unless otherwise provided by the DGCL or the Certificate of Incorporation, a majority of the Voting Stock, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders of the Corporation. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of Directors of the Corporation, considered as one class; and, if the Corporation shall have outstanding at any time shares of Voting Stock entitled to more or less than one vote for any such share, each reference in these Bylaws to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of all votes entitled to be cast by holders of all such shares generally in the election of Directors of the Corporation. "Broker non-votes" shall be considered present at the meeting with respect to the determination of a quorum but shall not be considered as votes cast with respect to matters as to which no authority is granted.

         (b) Quorum with Respect to a Class or Series. If any outstanding class or series of capital stock of the Corporation shall be entitled to vote as a class or series with respect to any matter to be submitted to a vote of the stockholders, then, with respect to any such matter, in addition to the requirement of Section 2.6(a), a majority of the outstanding shares of such class or series of capital stock so entitled to vote shall be required to be present in person or represented by proxy, in order to constitute a quorum, unless otherwise provided in a Directors' Resolution establishing such class or series.

         (c) Continuation of Business. The stockholders present at any duly convened meeting may continue to do business at such meeting or at any adjournment thereof notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum.

         2.7 Adjournment. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.


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         2.8 Voting by Stockholders.

         (a) Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting. Broker non-votes shall not be considered as shares present as to matters with respect to which no authority has been granted. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

         (b) Voting in the Election of Directors. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

         (c) Stockholder Proposals. At an annual meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof or (ii) be properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 2.8, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section 2.8, and otherwise be proper subjects for stockholder action and be properly introduced at the annual meeting. For a proposal to be properly brought before an annual meeting by a stockholder of the Corporation, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the next preceding annual meeting by greater than 30 days, and if less than 100 days' prior notice or public disclosure of the scheduled annual meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. Any such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter such



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stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of such stockholder proposing such business and any other stockholders of the Corporation known by such stockholder to be in favor of such proposal, (iii) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned (as defined below) by such stockholder on the date of such notice and (iv) any material interest of such stockholder in such proposal. A person shall be the "beneficial owner" of any shares of any class or series of capital stock of the Corporation of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 of the Exchange Act as in effect on the Public Status Date; stock shall be deemed "Beneficially Owned" by the beneficial owner or owners thereof. The Chairman of the Board or, if he is not presiding, the presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this
Section 2.8 have been met with respect to any stockholder proposal. If the Chairman of the Board or the presiding officer determines that any stockholder proposal was not made in accordance with the terms of this Section 2.8, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting. At a special meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with
Section 2.4 hereof or (ii) constitute matters incident to the conduct of the meeting as the Chairman of the Board or the presiding officer of the meeting shall determine to be appropriate. In addition to the foregoing provisions of this Section 2.8, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8.

         2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

         2.10 Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.


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                                   ARTICLE III

                                    DIRECTORS

         3.1 Powers, Number, Classification and Tenure.

         (a) Powers of the Board of Directors. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and any Bylaw of the Corporation adopted by the stockholders of the Corporation; provided, however, that no Bylaw of the Corporation hereafter adopted by the stockholders of the Corporation, nor any amendment thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaw or amendment thereto had not been adopted.

         (b) Management. Except as otherwise provided by the Certificate of Incorporation or these Bylaws or to the extent prohibited by Delaware law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that
(i) from time to time shall govern the Board of Directors, including, without limiting the generality of the foregoing, the vote required for any action by the Board of Directors and (ii) from time to time shall affect the Directors' power to manage the business and affairs of the Corporation; no Bylaw of the Corporation shall be adopted by the stockholders of the Corporation that shall impair or impede the implementation of this Section 3.1(b).

         (c) Number of Directors. Within the limits specified in the Certificate of Incorporation, and subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, the number of Directors of the Corporation that shall constitute the Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of at least a majority of the Whole Board.

         (d) Term. Each Director of the Corporation shall hold office for the full term for which such Director is elected and until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws.

         (e) Vacancies. Unless otherwise provided by or pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of Directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws may be filled by the affirmative vote of at least a majority of the remaining Directors of the Corporation then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors or by the stockholders. Any Director of the Corporation elected in



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accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws. Unless otherwise provided by or pursuant to the Certificate of Incorporation, no decrease in the number of Directors of the Corporation constituting the Board of Directors shall shorten the term of any incumbent Director of the Corporation.

         3.2 Qualifications. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         3.3 Nomination of Directors. Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as, and to serve as, Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made only at a meeting of the stockholders of the Corporation at which Directors of the Corporation are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 3.3, who shall be entitled to vote at such meeting in the election of Directors of the Corporation and who complies with the requirements of this Section 3.3. Any such nomination by a stockholder of the Corporation shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the next preceding annual meeting of stockholders of the Corporation by greater than 30 days, and if less than 100 days' prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. Any such stockholder's notice to the Secretary of the Corporation shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director of the Corporation, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned by such person on the date of such notice and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors of the Corporation, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a Director of the Corporation if elected), and
(ii) as to such stockholder giving the notice, (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned by such stockholder on the date of such notice. The Chairman of the Board or, if he is not presiding, the presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section 3.3 have been met with respect to any



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nomination or intended nomination. If the Chairman of the Board or the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 3.3, he shall so declare at the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 3.3, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
3.3.

         3.4 Place of Meeting; Order of Business. Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the Chief Executive Officer, or by resolution of the Board of Directors.

         3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the Chief Executive Officer by giving written notice thereof as provided in
Section 3.7 hereof.

         3.6 Special Meetings. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board, the Chief Executive Officer or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

         3.7 Attendance at and Notice of Meetings. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail, telecopier or similar communication at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting. Attendance at a meeting of the Board of Directors shall constitute presence in person at and waiver of notice of such meeting, except where a person attends the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.8 Quorum of and Action by Directors. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn the meeting from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, the vote of a majority of the directors present shall constitute the action of the Board of Directors.

         3.9 Board and Committee Action by Unanimous Written Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action



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required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and is filed with the Secretary of the Corporation.

         3.10 Board and Committee Conference Telephone Meetings. Subject to the provisions required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can speak to and hear each other, and attendance at a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting, except where a person attends the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.11 Compensation. Directors will receive such compensation for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.12 Removal. A director of the Corporation may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

         Notwithstanding the first paragraph of this Section 3.12, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with such resolution or resolutions.

         3.13 Committees of the Board of Directors.

         (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the DGCL. Any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.


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

         (b) The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman (unless the Board of Directors appoints a chairman) and may appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 7.3 hereof. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

         (c) Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

         4.1 Designation. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such Executive, Senior or other Vice Presidents, Assistant Secretaries and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. The Board of Directors shall also elect or appoint from among the Directors a person to act as Chairman of the Board who shall not be deemed to be an officer of the Corporation unless he or she has otherwise been elected or appointed as such.

         4.2 Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board shall have such duties as may be assigned to him by the Board of Directors and shall preside at meetings of the Board of Directors and at meetings of the stockholders. The Chief Executive Officer shall have general supervision over the business, affairs and property of the Corporation.

         4.3 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer's successor is elected or appointed or until his earlier death, resignation or removal.

         4.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract, common law, and statutory rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         4.5 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and the Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                    ARTICLE V

                                  CAPITAL STOCK

         5.1 Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as may be approved by the Board of Directors or may be uncertificated shares. In the case of certificated shares, the Corporation shall deliver certificates representing shares to which stockholders are entitled. Certificates representing such certificated shares shall be signed by the Chairman of the Board, the President or a Vice President and either the Secretary or an Assistant Secretary of the Corporation, and may bear the seal of the Corporation or a facsimile thereof. The signatures of such persons upon a certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any person who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be Chairman of the Board or shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

         5.2 Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

         5.3 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         5.4 Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

         5.5 Lost or Destroyed Certificates. The Chief Executive Officer, the President or any Vice President may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 General. The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, costs, claims, damages and, subject to Section 6.2, Expenses (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 6.15 hereof), arising out of any event or occurrence related to the fact that Indemnitee is or was a director or an officer of the Corporation or is or was serving in another Corporate Status.

         6.2 Expenses. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

         6.3 Advances. In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in this Article VI and (ii) satisfactory evidence as to the amount of such Expenses.

         6.4 Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

         6.5 Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification notice specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the Court.

         6.6 Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within 14 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within 14 days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 6.6 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Corporation's objection to the first or second selection of Independent Counsel is without a reasonable basis or for the appointment as Independent Counsel selected by the Court.

         6.7 Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.4 hereof, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

         Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.5 or 6.6 hereof to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

         For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information, opinions, reports or statements presented to him or to the Corporation by any of the Corporation's officers, employees or directors, or by any other person as to matters the person reasonably believes are in such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article.

         6.8 Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VI and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

         6.9 Adjudication. In the event that (i) a determination is made pursuant to Section 6.5 or 6.6 hereof that Indemnitee is not entitled to indemnification under this Article VI; (ii) advancement of Expenses is not timely made pursuant to Section 6.3 hereof; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification
(a) within 90 days after being appointed by the Court, (b) within 90 days after objections to his selection have been overruled by the Court or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or is deemed to have been made pursuant to Section 6.5, 6.6 or 6.7 hereof, Indemnitee shall be entitled to an adjudication by the Court of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or is deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

         The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.9 that the procedures and presumptions of this Article VI are not valid, binding and enforceable. If the Indemnitee, pursuant to this Section 6.9, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VI, and if he prevails therein, then Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, then the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be prorated.

         6.10 Participation by the Corporation. With respect to any Proceeding:
(a) the Corporation will be entitled to participate therein at its own expense;
(b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. After receipt of notice from the Corporation to Indemnitee of the Corporation's election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article VI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless the employment of counsel by Indemnitee has been authorized by the Corporation, or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article VI. The Corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action. The Corporation shall not settle any action or claim in any manner which would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.

         6.11 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his or its heirs, executors, administrators, successors or assigns. Neither the provisions of this Article VI or those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

         6.12 Insurance and Subrogation. The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

         6.13 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         6.14 Certain Actions Where Indemnification Is Not Provided. Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

         6.15 Definitions. For purposes of this Article VI:

                  "Change of Control" means a change in control of the Corporation after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event that is or would be required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, if the Corporation is or were subject to such reporting requirement; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person's attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  "Corporate Status" describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the Corporation or any predecessor of the Corporation, of Pride Oil Well Service Company, a Texas corporation, of Pride International, Inc., a Louisiana corporation, of Marine Drilling Companies, Inc., a Texas corporation, of any subsidiary of the Corporation or of Pride Oil Well Service Company, Pride International, Inc., Marine Drilling Companies, Inc., or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving at the request of the Corporation.

                  "Court" means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

                  "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding by reason of his Corporate Status.

                  "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

                  "Matter" is a claim, a material issue or a substantial request for relief.

                  "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to
         Section 6.9 hereof to enforce his rights under this Article VI.

         6.16 Notices. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for Expenses or an advance pursuant to the terms of this Article VI, notify the Corporation of the commencement of such Proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to Indemnitee's address as shown on the Corporation's records unless he specifies otherwise and shall be personally delivered, delivered by U.S. Mail, or delivered by commercial express overnight delivery service. Any such notice shall be effective upon receipt.

         6.17 Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and
(iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

         6.18 Savings Clause. If any provision of this Article VI of the Bylaws is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum of indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Article VI shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Article VI of the Bylaws shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by an applicable portion of this Article VI of the Bylaws that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

         6.19 Successors and Assigns. This Article VI of the Bylaws shall be binding upon the Corporation, its successors and assigns and shall inure to the benefit of Indemnitee's heirs and personal representatives.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 Bylaw Amendments. The Board of Directors shall have the power to adopt, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors. Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting, or by the Board of Directors as specified in the preceding sentence.

         7.2 Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

         7.3 Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Certificate of Incorporation, as amended, or these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, facsimile, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

         Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Certificate of Incorporation, as amended, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         7.4 Resignations. Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         7.5 Seal. The seal of the Corporation shall be in such form as the Board of Directors may adopt.

         7.6 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board of Directors.

         7.7 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of the Chairman of the Board, any other director, or any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

         7.8 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or behalf of the Corporation.


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